Exhibit 32.2

CERTIFICATION

I, the Chief Financial Officer of the General Partner of Tudor Fund For Employees L.P. (the “Partnership”), certify, pursuant to Section §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i) The Quarterly Report on Form 10-Q of the Partnership for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m); and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/S/ JOHN R. TORELL
John R. Torell Chief Financial Officer of Second Management LLC, the General Partner

August 13, 2004

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.